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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT

                         ------------------------------------

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         ------------------------------------

                             DATE OF REPORT:  MAY 16, 1997
                          (Date of earliest event reported)


                             PHOTOGEN TECHNOLOGIES, INC.
                    (FORMERLY KNOWN AS M T FINANCIAL GROUP, INC.)
                (Exact name of registrant as specified in its charter)


               NEVADA                     0-95440               36-4010347
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                             Identification No.)




1055 COMMERCE PARK DRIVE
OAK RIDGE, TENNESSEE                                              38370
(Address of principal executive offices)                        (Zip Code)

                                    (423) 482-3671
                 (Registrant's telephone number including area code)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         As set forth in Forms 8-K and 8-KA dated April 17, 1997 filed with the Securities and Exchange Commission by M T Financial Group, Inc. (now known as Photogen Technologies, Inc.) (the "Company") and incorporated herein by reference, the Company entered into a Plan and Agreement of Recapitalization and Merger, dated as of April 17, 1997, with M T Merging Corp., Photogen, Inc., a Tennessee corporation ("Photogen"), Photogen, L.L.C., and Eric A. Wachter, Ph.D., Craig Dees, Ph.D., Walter G. Fisher, Ph.D., Tim Scott, Ph.D., and John Smolik, and joined into by Theodore Tannebaum, Robert J. Weinstein, M.D. and Stuart P. Levine (the "Agreement").

         The transactions contemplated by the Agreement closed on May 16, 1997 and, as a result, a change in control of the Company occurred concurrently with such closing. Immediately after the closing, the Company had 36 million shares of common stock outstanding, of which Mr. Tannebaum, Dr. Weinstein and several other Chicago investors beneficially owned approximately 11 million shares (30%), Drs. Wachter, Dees, Fisher and Scott and Mr. Smolik owned approximately 24 million shares (67%) and the public (approximately 450 shareholders) owned approximately 1 million shares (3%). (Before the closing, Messrs. Tannebaum, Levine and Dr. Weinstein collectively beneficially owned approximately 96% of the Company's common stock.)

         The Company issued 4,800,000 shares to each of Drs. Wachter, Dees, Fisher and Scott and Mr. Smolik (24,000,000 shares in the aggregate) in exchange for the 100 shares of Photogen owned by each of them immediately prior to the merger. Following the merger, the Company became the holding company of Photogen.

         Photogen has employment agreements with Drs. Wachter, Fisher and Dees as Research Scientists and Mr. Smolik as its Chief Executive Officer. Mr. Smolik is also the new President and CEO of the Company. At the closing, the Board of Directors of the company was expanded to five directors and four new members were elected. Drs. Wachter, Fisher and Dees and Mr. Smolik, join Dr. Weinstein who retained his seat on the Board. Unanimous board approval is required for all extraordinary transactions, as provided in Article IV of the Company's amended Bylaws (see Exhibit 3(ii) hereto.)

         Messrs. Tannebaum, Levine, Dr. Weinstein, Thomas B. Rosenberg (the "Chicago Stockholders") and Drs. Wachter, Dees, Fisher and Scott and Mr. Smolik (the "Tennessee Stockholders") are parties to that certain Voting Agreement dated May 16, 1997. The Voting Agreement provides that the Tennessee Stockholders and Chicago Stockholders will vote their shares (including any shares beneficially owned by them) of Company Common Stock (i) in accordance with the unanimous recommendation of the Board of Directors with respect to any amendments to the Articles of Incorporation or Bylaws,
(ii) to fix the number of directors at five, (iii) to elect to the Board of Directors four persons nominated by the Tennessee Stockholders and one person nominated by the Chicago Stockholders (and to remove any such director at the request of the stockholders who nominated him), and (iv) to fix the number of directors on the Board's Executive Committee at three, two of whom will be selected by the Tennessee Stockholders and one of whom will be selected by the Chicago Stockholders. In addition, in the Company's capacity as sole stockholder of its subsidiary, the Company agreed to comparable voting requirements and restrictions with respect to Photogen. The Voting Agreement has a term of 15 years, so long as the Tennessee Stockholders and Chicago Stockholders are the beneficial owners of 20% or more of the Company's outstanding Common Stock during that period.

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Pursuant to the Agreement referred to in Item 1 above, on May 16, 1997, the Company acquired by merger all outstanding stock of Photogen in exchange for 24 million shares of the Company's common stock. Photogen's assets include certain technology, including patents and know-how, which are set forth in more detail in the Form 8-K dated April 17, 1997 filed with the Securities and Exchange Commission and incorporated herein by reference (which includes the Press Release of the Company dated April 18, 1997).

         The conversion ratio of Photogen's shares into the Company's shares was arrived at through arms'-length negotiations. The Company's Board of Directors considered various factors in connection with the evaluation of the recapitalization of the Company and the 24,000,000 shares of Common Stock to be issued to the five shareholders of Photogen for its technology, and in doing so valued the Photogen technology and its assets for at least $24,000, being the par value of the Common Stock to be issued in the merger as a result of which the Company acquired such technology and assets. However, the Board did not find it possible to, and did not quantify or otherwise attempt to, assign relative weights to such factors in reaching its conclusions. The Company's Board did not seek an opinion of an independent financial advisor nor did the Board believe such an opinion is necessary under the circumstances.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) An audited balance sheet and statement of income and cash flow of the business acquired (Photogen, Inc.) for the period ending December 31, 1996 and unaudited interim financial statements are not included in this Report and shall be filed on or before July 30, 1997, together with a signed accountant's report for the audited financial statements and the Financial Data Schedule.

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         (b)  Pro forma condensed balance sheets and statements of income of the Company and Photogen, Inc. for the periods ending December 31, 1996 and March 31, 1997 are not included in this Report and shall be filed on or before July 30, 1997.

         (c)  The following exhibits are filed with this report:


          2. Plan and Agreement of Recapitalization and Merger, dated as of April 17, 1997, among the Company, Photogen, L.L.C. and certain other parties (see Exhibit 2 to the Company's
                   Form 8-KA dated April 17, 1997, incorporated herein by reference).

          3(i)     Restated Articles of Incorporation of Photogen Technologies,
                   Inc.

          3(ii)    Amended and Restated Bylaws of Photogen Technologies, Inc.

         99(i) Press release of the Company, dated April 18, 1997, related to the transaction in the Agreement (see Exhibit 99 to the Company's Form 8-K dated April 17, 1997, incorporated herein by reference).

         99(ii) Press release of the Company, dated May 23, 1997, relating to the closing of the transactions contemplated by the Agreement.



                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Photogen Technologies, Inc.



                                     /s/ John Smolik
                                  ----------------------------
Date:    May 30, 1997             John Smolik, President

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                                    EXHIBIT INDEX

Exhibit
No.           Description


2 Plan and Agreement of Recapitalization and Merger, dated as of April 17, 1997, among the Company, Photogen, L.L.C. and certain other parties (see Exhibit 2 to the Company's Form 8-KA dated April 17, 1997, incorporated herein by reference).

3(i)          Restated Articles of Incorporation of Photogen Technologies, Inc.

3(ii)         Amended and Restated By-laws of Photogen Technologies, Inc.

99(i) Press release of the Company, dated April 18, 1997, related to the transaction in the Agreement (see Exhibit 99 to the Company's Form 8-K dated April 17, 1997, incorporated herein by reference).

99(ii) Press release of the Company, dated May 23, 1997, relating to the closing of the transactions contemplated by the Agreement.


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